Exhibit 10.1

TRUSTEE INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (the “Agreement”), dated as of October 17, 2012 by and among RAIT Financial Trust (“RAIT”), a Maryland real estate investment trust, RAIT General, Inc. (“RGI”), a Maryland corporation, RAIT Limited, Inc. (“RLI”), a Maryland corporation (RAIT, RGI and RLI are herein sometimes collectively called “Indemnitors” or individually called an “Indemnitor”), RAIT Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the undersigned individual (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, the Indemnitee has agreed to serve as a trustee (“Trustee”), director (“Director”) and/or officer (“Officer”) of one or more of RAIT, RGI or RLI; and

WHEREAS, Section 2-418 of the General Corporation Law of the State of Maryland (as applicable to Maryland real estate investment trusts pursuant to Section 8-301(15), Title 8, of the Maryland Code) empowers real estate investment trusts and corporations to indemnify any person who is or was serving as a trustee, director, officer, employee or agent of the trust or corporation or any person who, while a trustee, director, officer, employee or agent of the trust or corporation, is or was serving at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise (which, for purposes of this Agreement shall include, without limitation, employee benefit plans and administrative committees thereof); and

WHEREAS, said Section 2-418 and the Bylaws of each of RAIT, RGI and RLI specify that the indemnification set forth in said Section 2-418 and in the Bylaws, respectively, shall not be deemed to limit the right of each of RAIT, RGI and RLI to indemnify any person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled; and

WHEREAS, RGI and RLI are the general partner and initial limited partner, respectively, of the Operating Partnership, and are wholly-owned subsidiaries of RAIT; and

WHEREAS, RAIT has contributed all or substantially all of the proceeds of an offering of its common shares of beneficial interest to RGI and RLI, and RGI and RLI have contributed such proceeds to the Operating Partnership.

NOW, THEREFORE, in order to induce the Indemnitee to serve as a Trustee, Director and/or Officer of one or more of RAIT, RGI or RLI, and in consideration of his continued service, each of RAIT, RGI and RLI (to the extent the Indemnitee is a Trustee, Director or Officer of it, or serving as a director, officer, partner, trustee, employee or agent of any corporation, partnership, limited liability company, association, joint venture, trust or other enterprise) hereby agrees to indemnify the Indemnitee as follows:

1. Indemnity. Each Indemnitor (to the extent the Indemnitee is an Officer, Director or Trustee of it, or serving as a director, officer, partner, trustee, employee or agent of any corporation, partnership, limited liability company, association, joint venture, trust or other enterprise) will indemnify, save and hold harmless the Indemnitee, his executors, administrators or assigns, or, if the Indemnitee is deceased, his estate, spouse, heirs, executors and administrators, for any Expenses or Fines (as defined in Section 2 hereof) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding. As used herein, the term “Proceeding” shall mean any threatened, pending or completed claim, action, suit or proceeding, including any appeals, whether brought by or in the right of the Indemnitor or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, (i) by reason of the fact that the Indemnitee is or was a Trustee, Director or Officer of the Indemnitor, (ii) by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, (iii) by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee’s part while acting as such Trustee, Director or Officer, or (iv) by reason of the fact that the Indemnitee was serving as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise; provided that in each such case the Indemnitee acted in good faith within the course and scope of the Indemnitee’s duties and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitor, and, in the case of a criminal proceeding, in addition the Indemnitee had no reasonable cause to believe that his act or omission was unlawful.

2. Expenses. As used in this Agreement, the term “Expenses” shall mean all reasonable expenses incurred by the Indemnitee in connection with the Proceeding which shall include, without limitation, damages, judgments, fines, penalties, settlements, costs, attorneys’ fees, disbursements and costs of attachment or similar bonds, investigations, and any such expenses of establishing a right to indemnification under this Agreement (the “Expenses”). “Fines” shall include, without limitation, any excise tax assessed with respect to any employee benefit plan. Any such Expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding.

3. Exclusions. The Indemnitor shall not be liable under this Agreement to pay any Expenses or Fines in connection with any claim made against the Indemnitee:

(a) to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy obtained by an Indemnitor;

(b) in connection with a judicial action by or in the right of the Indemnitor, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Indemnitor, unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses or Fines as such court shall deem proper;

(c) if it is established by final judgment in a court of law or other final adjudication, that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful;

(d) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee having gained any personal profit or advantage to which he was not legally entitled;

(e) for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

(f) for any judgment, fine or penalty which the Indemnitor is prohibited by applicable law from paying as indemnity or for any other reason.

Notwithstanding anything contained herein to the contrary, the Indemnitors acknowledge that Indemnitee may have certain rights to indemnification and/or insurance provided by Almanac Realty Investors, LLC or an affiliate thereof (the “Almanac Parties”) which the Indemnitors, Indemnitee and Almanac Parties intend to be secondary to the primary obligations of the Indemnitors to indemnify Indemnitee as provided herein, with the Indemnitors’ acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a Trustee. In furtherance of the foregoing, the Indemnitors hereby agree (i) that they are collectively the indemnitor of first resort (i.e., their obligations to Indemnitee are primary and any obligation of the Almanac Parties to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that they shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Fines as required by the terms of this Agreement and the organizational documents of the Indemnitors, without regard to any rights Indemnitee may have against the Almanac Parties and (iii) that it irrevocably waives, relinquishes and releases the Almanac Parties from any and all claims against the Almanac Parties for contribution, subrogation or any other recovery of any kind in respect of the Almanac Parties or the Almanac Parties’ insurance policies for any matter for which the Indemnitors have responsibility hereunder. The Indemnitors further agrees that no advancement or payment by the Almanac Parties on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Indemnitors shall affect the foregoing and the Almanac Parties shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Indenitors. The Indemnitors and Indemnitee agree that the Almanac Parties are express third party beneficiaries of this paragraph.

4. Termination of the Proceeding.

(a) The termination of any Proceeding which is covered by this Agreement by judgment, order or settlement, shall not of itself create a presumption for the purposes of this Agreement that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Indemnitor and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The termination of any proceeding by conviction, or by a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct for good faith or otherwise.

5. Enforcement. If a claim or request under this Agreement is not paid by the Indemnitor, or on its behalf, within thirty (30) days after a written claim or request has been received by the Indemnitor, the Indemnitee may at any time thereafter bring suit against the Indemnitor to recover the unpaid amount of the claim or request, and if successful in whole or in part, the Indemnitee shall be entitled to be paid all of the Expenses of prosecuting such suit. The burden of proving that the Indemnitee is not entitled to indemnification for any reason shall be upon the Indemnitor.

6. Recoupment. The Indemnitor shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Indemnitor pursuant to this Agreement to the extent that such Expenses are not reasonable in nature or amount; provided, however, that the Indemnitor shall have the burden of proving such Expenses to be unreasonable.

7. Subrogation. Except as provided in the last paragraph of Section 3, in the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Almanac Parties), who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

8. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

9. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some portion of Expenses or Fines, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion of such Expenses or Fines to which the Indemnitee is entitled.

10. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Indemnitor’s Declaration of Trust, Articles of Incorporation or Bylaws, as the case may be, and amendments thereto, or under law.

11. Advance of Expenses. Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Indemnitor in advance upon request of the Indemnitee that the Indemnitor pay such Expenses. The Indemnitee hereby undertakes to repay to the Indemnitor the amount of any Expenses theretofore paid by the

Indemnitor to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification.

12. Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee’s service in those capacities set forth in Section 1 of this Agreement prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to serve in any or all of such capacities.

13. Guaranty. The Operating Partnership hereby guarantees, and agrees to be liable for, the obligations of each Indemnitor hereunder, and each Indemnitor hereby guarantees, and agrees to be liable for, the obligations of each of the other Indemnitors hereunder.

14. General Provisions.

14.1 Notice of Claim. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give written notice to the Indemnitor as soon as practicable of any claim made against him for which will or could be sought under this Agreement; provided, however that the failure of the Indemnitee to provide such notice shall not relieve any Indemnitor of its obligations hereunder except to the extent that such Indemnitor is materially prejudiced by such failure to give notice. Notice to the Indemnitor shall be given at its principal office and shall be directed to the Chief Executive Officer (or, if no one occupies such office, the President), unless the Chief Executive Officer is the Indemnitee, in which case it shall be directed to the President (or such other person as the Indemnitor shall designate in writing to the Indemnitee). Notice shall be deemed duly given when addressed as follows and (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to an overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

If to the Indemnitee:	To Indemnitee’s most recent address in Indemnitor’s books and records.

If to Indemnitor:	RAIT Financial Trust Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104

Any party may change the address to which notice is to be sent or delivered by written notice to the other parties.

14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of law.

14.3 Assignment. This Agreement may not be assigned by any party.

14.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

14.5 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.6 Entire Agreement. This Agreement contains the entire agreement and understanding between the Indemnitors and the Indemnitee with respect to the indemnification of the Indemnitee by the Indemnitors as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Indemnitee and the Indemnitors.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

RAIT FINANCIAL TRUST

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer

RAIT LIMITED, INC.

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer

RAIT GENERAL, INC.

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer

RAIT PARTNERSHIP, L.P.

By:	RAIT General, Inc., General Partner

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer

INDEMNITEE:

/s/ Andrew M. Silberstein
Andrew M. Silberstein